UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2020

CALIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34674	68-0438710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2777 Orchard Parkway, San Jose, CA	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 514-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.025 per share	CALX	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 3, 2020, Calix, Inc. (the “Company”) completed an underwritten public offering of 3,220,000 shares of its common stock, $0.025 par value per share (the “Common Stock”), including a full exercise by the Underwriters (as defined below) of their option to purchase an additional 420,000 shares of Common Stock, for net proceeds of approximately $60.0 million, after deducting the underwriting discount and estimated expenses payable by the Company.

In connection with the issuance and sale of shares of the Common Stock, the Company entered into an underwriting agreement (the “Underwriting Agreement”), dated July 29, 2020, between the Company and Jefferies LLC, as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company agreed not to sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock for 90 days after July 29, 2020 without first obtaining the written consent of Jefferies LLC, subject to certain exceptions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to an effective shelf registration statement (File No. 333-240105), a base prospectus, dated July 27, 2020, included as part of the registration statement, and a prospectus supplement, dated July 29, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 29, 2020, among Calix, Inc. and Jefferies LLC, as representative of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calix, Inc.

Date: August 3, 2020	/s/ Suzanne Tom
Suzanne Tom
SVP, General Counsel